UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2019, Cheniere Energy, Inc. (the “Company”) and Douglas Shanda, Senior Vice President, Operations of the Company, entered into a letter agreement (the “Letter Agreement”), pursuant to which Mr. Shanda will be placed on garden leave on November 1, 2019 and terminate employment on January 30, 2020.

The Letter Agreement provides that, subject to Mr. Shanda signing an effective release of claims and not resigning prior to January 30, 2020, Mr. Shanda will be entitled to any earned bonus for 2019; vesting of the restricted stock unit and performance stock unit awards (excluding any retention awards) scheduled to vest in February 2020 subject to achievement of any performance conditions; vesting of a prorated portion of the performance stock unit awards scheduled to vest in 2021 and 2022 subject to achievement of performance conditions; and a cash payment equal to $1,250,000, payable in February 2021. Additionally, the Company agreed to modify Mr. Shanda’s non-competition covenant with respect to a future employer where Mr. Shanda does not provide services in any capacity with respect to LNG projects with facilities located in the United States or Canada. Mr. Shanda agreed to extend the term of his non-solicitation covenants to two years following the termination of his employment.

A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement.

Item 7.01	Regulation FD Disclosure.

The Board of Directors of the Company appointed Aaron Stephenson as Senior Vice President, Operations of the Company, effective as of November 1, 2019. Mr. Stephenson joined Cheniere in April 2013 as Director, Production, Sabine Pass Operations, leading the effort to prepare for liquefaction operations. In May 2016, he moved into the position of Vice President and General Manager for Sabine Pass facility. Mr. Stephenson has over 40 years of experience in the energy industry, focusing for the past 17 years on LNG. He has worked in various locations around the world, including Yemen, London, and Peru. Before joining Cheniere, he served as Plant Manager at Peru LNG. His professional experience includes filling the roles of LNG Plant Manager, E&P Manager, Commissioning Manager, Plant Engineering Manager, and Project Engineer. Prior company affiliations include Cities Service Oil Co., Oxy USA, and Hunt Oil Co. Mr. Stephenson has a B.S. in Mechanical Engineering from Lamar University.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.1	Letter Agreement between Cheniere Energy, Inc. and Douglas Shanda, dated November 1, 2019

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: November 1, 2019	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Executive Vice President and Chief Financial Officer